EXHIBIT 10.47

                           C E R T I F I C A T I O N

This is to certify that the following is, to our knowledge and belief, an accurate translation into ENGLISH of the attached ARABIC language document.


BY: /s/ Lauren L. Wheeler
    -------------------------
FOR BERLITZ GLOBALNET


STATE OF CALIFORNIA
                      ss
COUNTY OF LOS ANGELES


On February 16, 2000 before me, LeeAnn M. Trusela, Notary Public, personally appeared Lauren L. Wheeler, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity and that by her signature on the instrument the person, or the entity up on behalf of which the person acted, executed the instrument.


WITNESS my hand and official seal

/s/ LeeAnn M. Trusela                       (SEAL)
------------------------
Signature of Notary

                         MEMORANDUM OF MUTUAL AGREEMENT

Date:
-----

Memorandum of Mutual AGreement between each one of:

The Egyptian Communications Company, located at 26b Ramses Street, Cairo; FIRST PARTY, AND

The American TGC Company, in its capacity of carrier of international telephone activity between the Egyptian Communications Company and the United States of America, legally represented in the Arab Republic of Egypt by MEGC Company, located at 127b Ramses Street, Cario; SECOND PARTY

Whereas MEGC Company is the official representative of the American TGC Company in Egypt, under contract with the Egyptian Communications Company as a carrier for telephone activity between Egypt and the United States of America, and whereas TGC Company is specialized in the market of incoming and outgoing telephone activity between Europe, the United States, and Egypt and is fully knowledgeable in the ways and channels of marketing the illegal practices of incoming calls to Egypt from these countries at the head of which come VOIP services. Therefore, the company [MEGC] has decided to present to the Egyptian Communications Company a project of mutual cooperation and offer the VOIP services for the first time in Egypt, after conducting a thorough study, including all the technical and economic aspects associated with this project and its direct effect on the traditional incoming and outgoing phone activity in Egypt.

Whereas TGC Company has a good reputation for excellent VOIP services in approximately forty countries, most of which are in Europe and the Far East, therefore the Egyptian Communications Company feels a great deal of confidence in TGC's capability of executing this project to perfection and realizing the goal set forth.

Technical Proposal
------------------

TGC Company has presented a work report in the presence of two representatives of the Egyptian Communications Company, during which they were introduced to the most advanced equipment and technology that will be utilized in the execution of this project and their superior features in terms of computing and programming:
Routing facilities, the existence of redundancy or the compatibility with the hardware utilized and the ability to control the quality in the provided service.

TGC Company shall be responsible for all the technical aspects in the execution of the project in its entirety, particularly in terms of installation, testing, and operation.

TGC Company shall undertake the training of two engineers of the Egyptian Communications Company, at its own expense, in the United States of America, on the equipment utilized for the project for a period of two weeks and shall provide a training program.

TGC Company shall be responsible for the operation, maintenance, 24-hour technical support, and the provision of any necessary spare parts.

The Egyptian Communications Company shall have the right to oversee the operation of the project and the computing system utilized to ensure a work operation satisfactory to the Egyptian Communications Company.

The second party commits itself to provide all technical documentation and papers for the equipment, machines, and software used in this system within a maximum period of fifteen days from the date this memorandum of mutual agreement is signed.

Financial Proposal
------------------

TGC Company is responsible for all expenses represented by:

1. The rental of international circuits 2MB/sec. between Egypt and the United States.

2. The supply of the equipment used in VOIP services, the software and back-up units for the computing system. This equipment shall be used throughout the period of the project execution free of charge and shall be returned upon the completion of service.

The Egyptian Communications Company shall provide local connection between the international circuit and the compression equipment.

The Egyptian Communications Company shall provide 16 E1 communication channels (30 telephone lines) and the DID/DOD system to communicate with VOIP systems on the condition that TGC Company provides the terminal units, in case of need.

The Egyptian Communications Company shall provide domestic marketing for the service to the TGC Company calling-card buyers calling the United States of America and using VOIP systems.

TGC Company is responsible for the international marketing of incoming activity to Egyptian order to limit the amount of illegal practices.

Computing Fundamentals
----------------------

The Egyptian Communications Company shall pay the amount of 12 cents per minute for outgoing activity from Egypt and TGC Company shall pay the amount of 22 cents per minute for incoming activity from the United States of America.

The accounting shall take place by means of investigation at the end of each month provided that the investigation occurs within thirty days from the end of the accounting month.

The Egyptian Communication Company shall evaluate VOIP services after six months of operation and in the light of this evaluation is entitled to take the necessary measures to continue this service or to terminate it without any objection on the part of the second party, /handwriting reads: with permission given to any other companies to work on this system.//signature/

After repeating the evaluation, the Egyptian Communications Company shall have the right to expand the service or cancel it, with TGC Company, without any restrictions or responsibilities towards the second party.

TGC Company shall issue an irrevocable letter of bank guarantee in the amount of one million Dollars for a period of three months, as of the date of the execution of the service, provided that the value of the letter of guarantee is re-evaluated upon its renewal after a clear assessment of the volume of outgoing/incoming activity with this service has been made. The Egyptian Communications Company has the right to confiscate this letter of guarantee in the event TGC Company violates any financial liabilities stipulated in this memorandum.

This memorandum is void should any of the two parties violate any terms mentioned in it and it is considered null should the Egyptian Communications Company decide to discontinue this service.

The Egyptian courts of law shall have legal jurisdiction should any dispute arise between the two parties concerning this memorandum.

First Party:                                Second Party:  /signature/
Name: Engineer Abd al-Fatah Abu Sary        Name 1: Khalid Abd al-Bary
Capacity: Chairman of the Board of          Capacity: Legal Representative for
The Egyptian Communication Company          TGC Company in the Arab Republic
Signature: /s/ Abd al-Fatah Abu Sary        of Egypt
           -------------------------        Name 2: Eng. Tareq Abd al-Bary
                                            Capacity: Legal Representative for
                                            TGC Company in the Arab Republic of
                                            Egypt
                                            Signature: /s/ Khalid Abd al-Bary
                                                       ------------------------
                                                       /s/ Tareq Abd al-Bary
                                                       ------------------------



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